EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-3 (Numbers 33-68510, 33-67618, 33-57246, 33-52920, 33-42841, 33-39166, and 33-32673), and the
Registration Statements on Forms S-8 (Numbers 33-63220, 33-63218, 33-41712, 33-13416, 33-21545, 33-82788, 33-63106, and 33-60789), of Epitope, Inc. of our
report dated October 31, 1997, except for Note 3 as to which the date is December 1, 1997, appearing on page 7 of this Form 10-K/A.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Portland, Oregon
January 30, 1998